                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 7, 2003

                              THE JUDGE GROUP, INC.
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             (Exact name of Registrant as specified in its charter)



        PENNSYLVANIA               000-21963                 23-1726661
------------------------    -----------------------     ------------------------
      (State or other             (Commission             (IRS Employer
      jurisdiction of            File Number)             Identification No.)
       incorporation)


                  Two Bala Plaza, Suite 800
                  Bala Cynwyd, Pennsylvania                       19004
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           (Address of principal executive offices)            (Zip Code)


                                 (610) 667-7700
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)





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Item 5.       Other Events and Regulation FD Disclosure.

         On May 7, 2003, a lawsuit purporting to be a class action was filed in the Court of Common Pleas of Philadelphia County, Pennsylvania against The Judge Group, Inc. (the "Company") and certain of the Company's directors, alleging breaches by the defendants of certain fiduciary duties. The Company believes that this lawsuit is without merit and intends to defend against it vigorously. The complaint is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

         On May 14, 2003, a lawsuit purporting to be a class action was filed in the Court of Common Pleas of Montgomery County, Pennsylvania against the Company, and the directors of the Company, and a former director of the Company, alleging breaches by the defendants of certain fiduciary duties. The Company believes that this lawsuit is without merit and intends to defend against it vigorously. The complaint is attached to this report as Exhibit 99.2 and is incorporated by reference herein.

Item 7(c).     Exhibits.


99.1 Verified Class Action Complaint, filed May 7, 2003 in the Court of Common Pleas of Philadelphia County, Pennsylvania, against the Company, Martin E. Judge Jr., Michael Dunn, Randolph Angerman, James Hahn and Robert Strouse.


99.2           Class Action Complaint, filed May 14, 2003 in the Court of
               Common Pleas of Montgomery County, Pennsylvania, against the Company, Martin E. Judge Jr., John E. Shields, Robert H. Strouse, Strouse, James C. Hahn, Randolph J. Angermann, Michael A. Dunn, and William Gladstone.






















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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     THE JUDGE GROUP, INC.

                                                     Robert G. Alessandrini
                                                     ---------------------------
                                                     Robert G. Alessandrini
                                                     Chief Financial Officer





Dated: May 15, 2003